UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 4, 2008

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard, El Segundo, California 90245-5012
(Address of Principal Executive Office) (Zip Code)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 7, 2008, Mattel, Inc. (“Mattel”) closed its offering of $350,000,000 aggregate principal amount of 5.625% Notes due 2013 (the “Notes”). The Notes are governed by the terms of the Indenture between Mattel and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as Trustee, dated as of February 15, 1996, as supplemented by a supplemental indenture dated March 7, 2008 (together, the “Indenture”). Mattel intends to use the net proceeds from the sale of the Notes for general corporate purposes.

The Indenture contains customary affirmative and negative covenants, including limitations on sale/leaseback transactions; limitations on liens; and limitations on mergers and similar transactions. The Indenture also contains a covenant with respect to the Notes upon the occurrence of a Change of Control Triggering Event as described below.

The Notes were priced to investors at 99.795% of the principal amount.

Mattel will pay interest on the Notes semi-annually on March 15 and September 15 of each year, beginning September 15, 2008. The Notes will mature on March 15, 2013.

The Notes are senior unsecured debt obligations of Mattel and will rank equally in right of payment among themselves and with all of Mattel’s other present and future senior unsecured indebtedness.

Under the Indenture, the filing for bankruptcy by Mattel and the occurrence of certain other events of bankruptcy, insolvency or reorganization are events of default with respect to the Notes. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may accelerate the maturity of all Notes.

Mattel may redeem all or part of the Notes at any time or from time to time at its option at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 0.50%.

If a Change of Control Triggering Event (defined as a Change of Control combined with a Below Investment Grade Rating Event) occurs with respect to Mattel, Mattel will be required to offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof together with accrued and unpaid interest.

For more information regarding the Notes, please refer to the Prospectus Supplement filed by Mattel with the Securities and Exchange Commission on March 5, 2008. The preceding description of the Indenture and the Notes is qualified in its entirety by the Indenture, including the form of the Notes, previously filed with the Commission. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-134740) previously filed by Mattel with the Commission under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattel, Inc.
Registrant

Date:	March 10, 2008	By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary